PRA Group Reports First Quarter 2023 Results

NORFOLK, Va., May 8, 2023 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the first quarter of 2023 ("Q1 2023").

Q1 2023 Highlights
•Total portfolio purchases of $230.2 million.
•Total cash collections were $411.3 million.
•Estimated remaining collections (ERC)1 of $5.7 billion.
•Cash efficiency ratio2 of 54.3%.
•Diluted earnings per share were $(1.50).
•Debt to Adjusted EBITDA3 for the 12 months ended March 31, 2023 was 2.89x.
•Pro forma Debt to Adjusted EBITDA3 for the 12 months ended March 31, 2023 was 2.55x, considering prefunding of 2023 convertible notes maturity.
•Available capacity under the Company's credit facilities of $1.6 billion; $436.8 million after considering borrowing base restrictions.
•Appointed Vikram Atal as president and chief executive officer in March 2023 and Owen James as global investments officer in April 2023.

	Three Months Ended Mar 31,
($ in thousands, except per share amounts)	2023	2022
Net (loss)/income attributable to PRA Group, Inc.	$(58,629)	$39,972
Diluted earnings per share	$(1.50)	$0.97

“While the first quarter earnings presented some challenges, including a softer-than-expected U.S. tax season, we met our collections expectations on a consolidated basis, delivering total cash collections of $411 million globally. We also had another strong purchasing quarter, investing $230 million in portfolios, which was up 56% year-over-year, as we further capitalize on what we believe to be an increasingly improving supply environment,” said Vikram Atal, president and chief executive officer. "We continue to have a solid base of deeply experienced employees, business fundamentals that remain strong, and a financial profile and global presence that provide the flexibility to invest across markets as opportunities become available. Looking ahead, our strategy remains intact, and I am committed to accelerating the pace and intensity of our efforts to deliver sustained performance and create value for our shareholders."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2023	2022
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas and Australia Core	$227,960	$205,619	$225,775	$244,377	$270,284
Americas Insolvency	25,751	27,971	31,911	34,278	35,209
Europe Core	134,005	134,016	132,072	142,470	151,162
Europe Insolvency	23,568	24,051	22,586	22,935	24,325
Total Cash Collections	$411,284	$391,657	$412,344	$444,060	$480,980

Cash Collection Source -
Constant Currency-Adjusted	2023				2022
($ in thousands)	Q1				Q1
Americas and Australia Core	$227,960				$269,430
Americas Insolvency	25,751				35,176
Europe Core	134,005				138,585
Europe Insolvency	23,568				22,091
Total Cash Collections	$411,284				$465,282

•Total cash collections in Q1 2023 decreased 14.5% (or 11.6% on a constant currency-adjusted basis) to $411.3 million, compared to $481.0 million in the first quarter of 2022 ("Q1 2022"). The decrease was primarily due to a 30.2% decrease in U.S. call center and other collections, which was driven by lower levels of portfolio purchases. Europe cash collections decreased by 10.2%, and 1.9% on a constant currency-adjusted basis.
•Total portfolio revenue in Q1 2023 was $151.3 million compared to $237.4 million in Q1 2022. The decrease was primarily due to a softer-than-expected U.S. tax season, which prompted a reduction in forward-looking ERC.

Expenses
•Operating expenses in Q1 2023 increased by $20.5 million, or 12.1%, compared to Q1 2022. The increase was primarily driven by:
◦an $11.3 million increase in compensation and employee services expenses primarily due to $7.5 million in severance expenses;
◦a $7.3 million increase in legal collections costs due to the higher volume of accounts placed into the legal channel in the U.S; and
◦a $5.5 million increase in outside fees and services due to $7.6 million in certain case-specific litigation expenses.
•The effective tax rate for Q1 2023 was 25.7%.

Portfolio Acquisitions
•The Company purchased $230.2 million in portfolios of nonperforming loans in Q1 2023.
•At the end of Q1 2023, the Company had in place maximum forward flow commitments1 of up to $622.4 million, comprised of $344.6 million in the Americas and Australia and $277.8 million in Europe.

1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices.

Portfolio Purchase Source	2023	2022
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas and Australia Core	$116,867	$118,581	$100,780	$99,962	$90,639
Americas Insolvency	15,701	8,967	8,988	6,369	9,118
Europe Core	90,454	140,011	59,426	123,814	38,764
Europe Insolvency	7,203	20,535	13,910	1,202	8,929
Total Portfolio Acquisitions	$230,225	$288,094	$183,104	$231,347	$147,450

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S., and ask the operator for the PRA Group conference call. To listen to a replay of the call, either visit the same website until May 8, 2024, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 1921134 until May 15, 2023.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues:
Portfolio income	$188,242	$207,532
Changes in expected recoveries	(36,912)	29,914
Total portfolio revenue	151,330	237,446
Other revenue	4,140	3,159
Total revenues	155,470	240,605
Operating expenses:
Compensation and employee services	82,403	71,096
Legal collection fees	8,838	10,873
Legal collection costs	23,945	16,557
Agency fees	17,378	17,388
Outside fees and services	24,944	19,378
Communication	10,527	12,583
Rent and occupancy	4,448	4,987
Depreciation and amortization	3,589	3,778
Other operating expenses	13,042	11,998
Total operating expenses	189,114	168,638
(Loss)/income from operations	(33,644)	71,967
Other income and (expense):
Interest expense, net	(38,283)	(31,748)
Foreign exchange loss, net	(9)	(532)
Other	(650)	(490)
(Loss)/income before income taxes	(72,586)	39,197
Income tax (benefit)/expense	(18,683)	4,579
Net (loss)/income	(53,903)	34,618
Adjustment for net income/(loss) attributable to noncontrolling interests	4,726	(5,354)
Net (loss)/income attributable to PRA Group, Inc.	$(58,629)	$39,972
Net (loss)/income per common share attributable to PRA Group, Inc.:
Basic	$(1.50)	$0.98
Diluted	$(1.50)	$0.97
Weighted average number of shares outstanding:
Basic	39,033	40,777
Diluted	39,033	41,304

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$116,471	$83,376
Restricted cash and cash equivalents	359,208	1,382
Investments	77,877	79,948
Finance receivables, net	3,286,497	3,295,008
Income taxes receivable	41,398	31,774
Deferred tax assets, net	57,551	56,908
Right-of-use assets	53,187	54,506
Property and equipment, net	48,500	51,645
Goodwill	420,647	435,921
Other assets	82,293	85,206
Total assets	$4,543,629	$4,175,674
Liabilities and Equity
Liabilities:
Accounts payable	$4,837	$7,329
Accrued expenses	120,640	111,395
Income taxes payable	19,809	25,693
Deferred tax liabilities, net	29,324	42,918
Lease liabilities	57,939	59,384
Interest-bearing deposits	108,779	112,992
Borrowings	2,937,895	2,494,858
Other liabilities	39,697	34,355
Total liabilities	3,318,920	2,888,924
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,170 shares issued and outstanding at March 31, 2023; 100,000 shares authorized, 38,980 shares issued and outstanding at December 31, 2022	392	390
Additional paid-in capital	285	2,172
Retained earnings	1,514,396	1,573,025
Accumulated other comprehensive loss	(356,730)	(347,926)
Total stockholders' equity - PRA Group, Inc.	1,158,343	1,227,661
Noncontrolling interest	66,366	59,089
Total equity	1,224,709	1,286,750
Total liabilities and equity	$4,543,629	$4,175,674

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Noncash interest expense - amortization of debt issuance costs	2,441	2,444	2,555	2,471	2,627	2,455	2,406	2,391
Change in fair value of derivatives	(5,470)	(3,309)	(1,042)	1,525	2,726	3,115	2,982	2,911
Amortization of intangibles	66	73	73	77	83	(269)	104	105
Stock-based compensation expense	3,799	2,206	3,101	3,849	3,891	3,470	4,317	4,040

Purchase Price Multiples as of March 31, 2023 Amounts in thousands
Purchase Period	Purchase Price (2)(3)	Total Estimated Collections (4)	Estimated Remaining Collections (5)	Current Purchase Price Multiple	Original Purchase Price Multiple (6)
Americas and Australia Core
1996-2012	$1,541,896	$4,797,375	$36,563	311%	238%
2013	390,826	905,829	14,434	232%	211%
2014	404,117	872,324	23,500	216%	204%
2015	443,114	899,293	45,410	203%	205%
2016	455,767	1,075,915	81,221	236%	201%
2017	532,851	1,200,467	135,622	225%	193%
2018	653,975	1,464,662	199,190	224%	202%
2019	581,476	1,294,091	256,184	223%	206%
2020	435,668	947,844	299,252	218%	213%
2021	435,846	781,115	486,989	179%	191%
2022	406,082	721,791	610,010	178%	179%
2023	117,160	204,528	201,535	175%	175%
Subtotal	6,398,778	15,165,234	2,389,910
Americas Insolvency
1996-2012	1,038,223	2,146,434	203	207%	165%
2013	227,834	355,606	103	156%	133%
2014	148,420	218,685	280	147%	124%
2015	63,170	87,919	201	139%	125%
2016	91,442	117,460	433	128%	123%
2017	275,257	355,158	2,686	129%	125%
2018	97,879	137,184	11,869	140%	127%
2019	123,077	168,061	38,651	137%	128%
2020	62,130	89,842	41,929	145%	136%
2021	55,187	72,875	46,009	132%	136%
2022	33,442	46,205	41,226	138%	139%
2023	15,701	21,079	20,811	134%	134%
Subtotal	2,231,762	3,816,508	204,401
Total Americas and Australia	8,630,540	18,981,742	2,594,311
Europe Core
2012	20,409	43,973	—	215%	187%
2013	20,334	27,039	1	133%	119%
2014 (1)	773,811	2,365,846	385,266	306%	208%
2015	411,340	727,491	146,999	177%	160%
2016	333,090	567,548	179,801	170%	167%
2017	252,174	358,180	115,098	142%	144%
2018	341,775	540,907	215,509	158%	148%
2019	518,610	805,423	366,897	155%	152%
2020	324,119	557,152	292,626	172%	172%
2021	412,411	698,282	472,516	169%	170%
2022	359,447	580,548	534,007	162%	162%
2023	91,945	157,933	155,919	172%	172%
Subtotal	3,859,465	7,430,322	2,864,639
Europe Insolvency
2014 (1)	10,876	18,669	—	172%	129%
2015	18,973	29,000	70	153%	139%
2016	39,338	57,076	1,156	145%	130%
2017	39,235	51,169	3,700	130%	128%
2018	44,908	52,454	9,681	117%	123%
2019	77,218	110,875	31,642	144%	130%
2020	105,440	156,589	62,485	149%	129%
2021	53,230	71,526	42,227	134%	134%
2022	44,604	61,034	54,759	137%	137%
2023	7,352	10,087	10,011	137%	137%
Subtotal	441,174	618,479	215,731
Total Europe	4,300,639	8,048,801	3,080,370
Total PRA Group	$12,931,179	$27,030,543	$5,674,681
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our Annual Report on Form 10-K for the year ended December 31, 2022 ("2022 Form 10-K")).
(2)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(5)Non-U.S. amounts are presented at the March 31, 2023 exchange rate.
(6)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information Year-to-date as of March 31, 2023 Amounts in thousands
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables as of March 31, 2023(3)
Americas and Australia Core
1996-2012	$4,930	$3,132	$345	$3,477	$8,799
2013	2,590	1,119	429	1,548	6,395
2014	3,117	1,429	161	1,590	8,983
2015	3,789	2,453	(1,852)	601	18,065
2016	6,740	4,712	(3,078)	1,634	26,353
2017	13,064	7,622	(5,636)	1,986	57,300
2018	27,614	11,442	(1,040)	10,402	108,717
2019	33,145	14,841	(2,958)	11,883	138,869
2020	38,142	16,845	(6,426)	10,419	167,501
2021	40,213	23,087	(22,356)	731	260,663
2022	51,622	26,692	937	27,629	360,224
2023	2,994	1,811	378	2,189	116,249
Subtotal	227,960	115,185	(41,096)	74,089	1,278,118
Americas Insolvency
1996-2012	234	83	153	236	—
2013	67	39	28	67	—
2014	123	66	12	78	—
2015	106	40	29	69	102
2016	190	47	9	56	348
2017	1,605	181	(123)	58	2,424
2018	4,401	455	(133)	322	11,128
2019	7,705	1,036	57	1,093	35,596
2020	4,919	1,226	145	1,371	35,750
2021	4,339	1,309	(20)	1,289	37,812
2022	1,794	1,018	(27)	991	31,722
2023	268	215	(31)	184	15,614
Subtotal	25,751	5,715	99	5,814	170,496
Total Americas and Australia	253,711	120,900	(40,997)	79,903	1,448,614
Europe Core
2012	191	—	191	191	—
2013	95	—	95	95	—
2014 (1)	25,462	18,404	109	18,513	107,836
2015	8,748	4,274	(408)	3,866	80,755
2016	7,515	4,040	(807)	3,233	105,983
2017	5,322	1,963	(558)	1,405	79,388
2018	10,568	3,930	(123)	3,807	142,505
2019	19,118	6,210	4,178	10,388	250,616
2020	14,641	5,794	(994)	4,800	179,990
2021	19,176	8,685	(2,405)	6,280	284,941
2022	21,193	8,965	(124)	8,841	334,594
2023	1,976	397	816	1,213	91,123
Subtotal	134,005	62,662	(30)	62,632	1,657,731
Europe Insolvency
2014 (1)	49	—	49	49	—
2015	98	12	41	53	61
2016	454	83	86	169	864
2017	1,295	90	237	327	3,436
2018	1,942	216	(122)	94	8,864
2019	4,714	736	330	1,066	27,828
2020	8,233	1,307	3,089	4,396	55,042
2021	3,745	976	156	1,132	34,889
2022	2,963	1,201	131	1,332	41,786
2023	75	59	118	177	7,382
Subtotal	23,568	4,680	4,115	8,795	180,152
Total Europe	157,573	67,342	4,085	71,427	1,837,883
Total PRA Group	$411,284	$188,242	$(36,912)	$151,330	$3,286,497
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2022 Form 10-K).
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the March 31, 2023 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of March 31, 2023 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (3)(4)	1996-2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	Total
Americas and Australia Core
1996-2012	$1,541.9	$2,962.4	$554.9	$412.5	$280.3	$178.9	$118.1	$83.8	$62.9	$41.5	$29.9	$23.5	$5.1	$4,753.8
2013	390.8	—	101.6	247.9	194.0	120.8	78.9	56.5	36.9	23.2	16.7	12.5	2.6	891.6
2014	404.1	—	—	92.7	253.5	170.3	114.2	82.2	55.3	31.9	22.3	15.0	3.1	840.5
2015	443.1	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	3.8	856.9
2016	455.8	—	—	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	6.7	955.6
2017	532.9	—	—	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	13.1	1054.4
2018	654.0	—	—	—	—	—	—	122.7	361.9	337.7	239.9	146.1	27.6	1235.9
2019	581.5	—	—	—	—	—	—	—	143.8	349.0	289.8	177.7	33.1	993.4
2020	435.7	—	—	—	—	—	—	—	—	132.9	284.3	192.0	38.1	647.3
2021	435.9	—	—	—	—	—	—	—	—	—	85.0	177.3	40.2	302.5
2022	406.1	—	—	—	—	—	—	—	—	—	—	67.7	51.6	119.3
2023	117.2	—	—	—	—	—	—	—	—	—	—	—	3.0	3.0
Subtotal	6,399.0	2,962.4	656.5	753.1	844.8	837.1	860.9	945.1	1,141.5	1,271.8	1,207.0	946.0	228.0	12,654.2
Americas Insolvency
1996-2012	1,038.2	1,021.6	417.3	338.8	208.3	105.4	37.7	8.3	3.9	2.3	1.4	1.1	0.2	2,146.3
2013	227.8	—	52.5	82.6	81.7	63.4	47.8	22.0	2.9	1.3	0.8	0.5	0.1	355.6
2014	148.4	—	—	37.1	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.7	0.1	218.4
2015	63.2	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.1	87.8
2016	91.4	—	—	—	—	18.9	30.4	25.1	19.9	14.4	7.4	1.8	0.2	118.1
2017	275.3	—	—	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	1.6	352.5
2018	97.9	—	—	—	—	—	—	6.7	27.4	30.5	31.6	24.6	4.4	125.2
2019	123.1	—	—	—	—	—	—	—	13.5	31.4	39.1	37.8	7.7	129.5
2020	62.1	—	—	—	—	—	—	—	—	6.5	16.1	20.4	4.9	47.9
2021	55.2	—	—	—	—	—	—	—	—	—	4.6	17.9	4.3	26.8
2022	33.4	—	—	—	—	—	—	—	—	—	—	3.2	1.8	5.0
2023	15.7	—	—	—	—	—	—	—	—	—	—	—	0.3	0.3
Subtotal	2,231.7	1,021.6	469.8	458.5	344.3	249.9	222.5	208.0	181.0	155.3	147.4	129.4	25.7	3,613.4
Total Americas and Australia	8,630.7	3,984.0	1,126.3	1,211.6	1,189.1	1,087.0	1,083.4	1,153.1	1,322.5	1,427.1	1,354.4	1,075.4	253.7	16,267.6
Europe Core
2012	20.4	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	1.2	0.9	0.1	40.5
2013	20.3	—	7.1	8.5	2.4	1.3	1.2	1.3	0.9	0.7	0.7	0.5	0.1	24.7
2014 (2)	773.8	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.3	122.2	25.5	1,738.4
2015	411.3	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	8.8	534.5
2016	333.1	—	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	7.5	389.3
2017	252.2	—	—	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	5.3	219.4
2018	341.8	—	—	—	—	—	—	24.3	88.7	71.3	69.1	50.7	10.6	314.7
2019	518.6	—	—	—	—	—	—	—	48.0	125.7	121.4	89.8	19.1	404.0
2020	324.1	—	—	—	—	—	—	—	—	32.3	91.7	69.1	14.6	207.7
2021	412.4	—	—	—	—	—	—	—	—	—	48.5	89.9	19.2	157.6
2022	359.5	—	—	—	—	—	—	—	—	—	—	33.9	21.2	55.1
2023	91.9	—	—	—	—	—	—	—	—	—	—	—	2.0	2.0
Subtotal	3,859.4	11.6	16.1	167.3	343.4	390.6	407.0	443.4	480.2	519.7	614.8	559.8	134.0	4,087.9
Europe Insolvency
2014 (2)	10.9	—	—	—	4.3	3.9	3.2	2.6	1.6	0.8	0.3	0.2	0.1	17.0
2015	19.0	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.7	0.1	26.4
2016	39.3	—	—	—	—	6.2	12.7	12.9	10.7	8.0	6.0	2.7	0.5	59.7
2017	39.2	—	—	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	1.3	45.3
2018	44.9	—	—	—	—	—	—	0.6	8.4	10.3	11.7	9.8	1.9	42.7
2019	77.2	—	—	—	—	—	—	—	5.0	21.1	23.9	21.0	4.7	75.7
2020	105.4	—	—	—	—	—	—	—	—	6.1	34.7	34.1	8.2	83.1
2021	53.2	—	—	—	—	—	—	—	—	—	5.5	14.4	3.7	23.6
2022	44.6	—	—	—	—	—	—	—	—	—	—	4.5	3.0	7.5
2023	7.4	—	—	—	—	—	—	—	—	—	—	—	0.1	0.1
Subtotal	441.1	—	—	—	7.3	14.5	22.1	28.8	38.8	59.0	93.1	93.9	23.6	381.1
Total Europe	4,300.5	11.6	16.1	167.3	350.7	405.1	429.1	472.2	519.0	578.7	707.9	653.7	157.6	4,469.0
Total PRA Group	$12,931.2	$3,995.6	$1,142.4	$1,378.9	$1,539.8	$1,492.1	$1,512.5	$1,625.3	$1,841.5	$2,005.8	$2,062.3	$1,729.1	$411.3	$20,736.6
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2022 Form 10-K).
(3)Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(4)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the last twelve months (LTM) ended March 31, 2023 and for the year ended December 31, 2022. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	March 31, 2023	December 31, 2022
Net income attributable to PRA Group, Inc.	$19	$117
Adjustments:
Income tax expense	14	37
Foreign exchange gains	(2)	(1)
Interest expense, net	137	131
Other expense/(income)	1	1
Depreciation and amortization	15	15
Adjustment for net income attributable to noncontrolling interests	11	1
Recoveries applied to negative allowance less Changes in expected recoveries	820	806
Adjusted EBITDA	$1,015	$1,107

Additionally, the Company evaluates its business using certain ratios that use Adjusted EBITDA. Debt to Adjusted EBITDA is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects the Company's Debt to Adjusted EBITDA for the LTM as of March 31, 2023, for the LTM as of March 31, 2023 assuming repayment of our 2023 convertible notes on March 31, 2023, and for the year ended December 31, 2022 (amounts in millions):

Debt to Adjusted EBITDA
	LTM	LTM	For the Year Ended
	March 31, 2023	March 31, 2023(1)	December 31, 2022
Borrowings	$2,938	$2,593	$2,495
LTM Adjusted EBITDA	1,015	1,015	1,107
Debt to LTM Adjusted EBITDA	2.89	2.55	2.25
(1) For the LTM as of March 31, 2023, as adjusted, assuming repayment of our 2023 Notes on March 31, 2023.

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com